10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Diversified Bond Fund
Trimas Corp

   5/23/02
Cost:
     $119,057

%of Offering Purchase

   0.034%
Broker:
Credit Suisse First Boston
Underwriting Synicate Members:
Credit Suisse First Boston
JP Morgan
Wachovia Securities
Comerica Securities
NatCity Investments, Inc.


Fund

High Yield Bond Fund
Trimas Corp

   5/23/02
Cost:
   $1,736,245

%of Offering Purchase

   0.496%
Broker:
Credit Suisse First Boston
Underwriting Synicate Members:
Credit Suisse First Boston
JP Morgan
Wachovia Securities
Comerica Securities
NatCity Investments, Inc.


Fund

Diversified Bond Fund
FMC Corporation

   10/9/02
Cost:
     $400,027

%of Offering Purchase

   0.135%
Broker:
Salomon Smith Barney Inc.
Underwriting Synicate Members:
Salomon Smith Barney Inc.
Banc of America Securities LLC
Wachovia Securities, Inc.
ABN AMRO Inc.


Fund

High Yield Bond Fund
FMC Corporation

   10/9/02
Cost:
   $3,778,029

%of Offering Purchase

   1.275%
Broker:
Salomon Smith Barney Inc.
Underwriting Synicate Members:
Salomon Smith Barney Inc.
Banc of America Securities LLC
Wachovia Securities, Inc.
ABN AMRO Inc.


Fund

Strategic Income Fund
FMC Corporation

   10/9/02
Cost:
     $908,702

%of Offering Purchase

   0.307%
Broker:
Salomon Smith Barney Inc.
Underwriting Synicate Members:
Salomon Smith Barney Inc.
Banc of America Securities LLC
Wachovia Securities, Inc.
ABN AMRO Inc.